EXHIBIT 25(a)
                                                            -------------

     ___________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          _________________________

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                 ___________________________________________
             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                  ________________________________________

                          THE CHASE MANHATTAN BANK
             (Exact name of trustee as specified in its charter)


   NEW YORK                                                    13-4994650
   (State of incorporation                               (I.R.S. employer
   if not a national bank)                            identification No.)

   270 PARK AVENUE
   NEW YORK, NEW YORK                                               10017
   (Address of principal executive offices)                    (Zip Code)

                             William H. McDavid
                               General Counsel
                               270 Park Avenue
                          New York, New York 10017
                            Tel:  (212) 270-2611
          (Name, address and telephone number of agent for service)
                ____________________________________________
                          NORTHWESTERN CORPORATION
             (Exact name of obligor as specified in its charter)

   DELAWARE                                                    46-0172280
   (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                     identification No.)

   33 THIRD ST. SE
   HURON, SOUTH DAKOTA                                         57350-1605
   (Address of principal executive offices)                    (Zip Code)

                               ---------------
                               DEBT SECURITIES

                     (Title of the indenture securities)






                                   GENERAL

   Item 1.   General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System,
             Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

             Federal Deposit Insurance Corporation, Washington, D.C.,
             20429.

        (b)  Whether it is authorized to exercise corporate trust powers.

             Yes.

   Item 2.   Affiliations with the Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             None.















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






   Item 16.  List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

        3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

        5.   Not applicable.

        6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.   Not applicable.

        9.   Not applicable.










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






                                  SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 30TH day of JUNE, 1998.

                               THE CHASE MANHATTAN BANK

                                 By   /s/ Ronald J. Halleran
                                      ------------------------------
                                      /s/ Ronald J. Halleran
                                          Second Vice President






































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






                            Exhibit 7 to FORM T-1

                              Bank Call Notice

                           RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

                          The Chase Manhattan Bank
                of 270 Park Avenue, New York, New York 10017
                   and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,
                 at the close of business March 31, 1998, in
       accordance with a call made by the Federal Reserve Bank of this
       District pursuant to the provisions of the Federal Reserve Act.

                                                                                                               DOLLAR AMOUNTS
                                                    ASSETS                                                       IN MILLIONS
     Cash and balances due from depository institutions:
              Noninterest-bearing balances and currency
              and coin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $  12,037
     Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                4,054
     Securities:
     Held to maturity securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2,340
     Available for sale securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               50,134
     Federal funds sold and securities purchased under
              agreements to resell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               24,982
     Loans and lease financing receivables:
              Loans and leases, net of unearned income  . . . . . . . . . . . . . . . .    $127,958
              Less: Allowance for loan and lease losses   . . . . . . . . . . . . . . .       2,797
              Less: Allocated transfer risk reserve   . . . . . . . . . . . . . . . . .           0
                                                                                           --------
              Loans and leases, net of unearned income,
              allowance, and reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              125,161
     Trading Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               61,820
     Premises and fixed assets (including capitalized
              leases)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2,961
     Other real estate owned  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  347
     Investments in unconsolidated subsidiaries and
              associated companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  242
     Customers' liability to this bank on acceptances
              outstanding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,380
     Intangible assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,549
     Other assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               11,727
                                                                                                                    --------
     TOTAL ASSETS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $298,734
                                                                                                                    ========
                                                           LIABILITIES
     Deposits
              In domestic offices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $96,682
              Noninterest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . .          $38,074
              Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           58,608
                                                                                                 -------


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






              In foreign offices, Edge and Agreement, subsidiaries and IBF's  . . . . . . . . . . . . .               72,630
              Noninterest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . .           $3,289
              Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           69,341
                                                                                                 -------
     Federal funds purchased and securities sold under agreements to repurchase   . . . . . . . . . . .               42,735
     Demand notes issued to the U.S. Treasury   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  872
     Trading liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               45,545
     Other borrowed money (includes mortgage indebtedness
              and obligations under capitalized leases):
              With a remaining maturity of one year or less   . . . . . . . . . . . . . . . . . . . . .                4,454
              With a remaining maturity of more than one year through three years   . . . . . . . . . .                  231
              With a remaining maturity of more than three years  . . . . . . . . . . . . . . . . . . .                  106
     Bank's liability on acceptances executed and outstanding   . . . . . . . . . . . . . . . . . . . .                1,380
     Subordinated notes and debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                5,708
     Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               11,295

     TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              281,638
                                                                                                                     -------
                                                          EQUITY CAPITAL
     Perpetual preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
     Common stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,211
     Surplus (exclude all surplus related to preferred stock)   . . . . . . . . . . . . . . . . . . . .               10,291
     Undivided profits and capital reserves   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                5,579
     Net unrealized holding gains (losses) on available-for-sale securities   . . . . . . . . . . . . .                  (1)
     Cumulative foreign currency translation adjustments  . . . . . . . . . . . . . . . . . . . . . . .                   16

     TOTAL EQUITY CAPITAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               17,096
                                                                                                                    --------
     TOTAL LIABILITIES AND EQUITY CAPITAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $298,734
                                                                                                                    ========

     I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                            JOSEPH L. SCLAFANI

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                            WALTER V. SHIPLEY       )
                            THOMAS G. LABRECQUE     ) DIRECTORS
                            WILLIAM B. HARRISON, JR.)


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